Exhibit 99.25

AMENDMENT TO THE CONFIRMATION

DATED AS OF:	November 22, 2016

TO:	Waha AC Coöperatief U.A.
ATTENTION:	Fahad Al Qassim
TELEPHONE:	+971 2 403 9385
FACSIMILE:	+971 2 667 7383

FROM:	Citibank N.A., London Branch

SUBJECT:	Amendment to the Funded Collar Transaction

Dear Sir or Madam,

The purpose of this letter agreement (this “Amendment”) is to amend the letter agreement dated as of September 2, 2014, as amended from time to time to the date hereof, between Citibank N.A., London Branch (“Dealer”) and Waha AC Coöperatief U.A. (“Counterparty”) (the “Confirmation”) confirming the terms and conditions of the Funded Collar Transaction (the “Transaction”). Any capitalized term used but not defined herein shall have the meaning assigned thereto in the Confirmation. References to the “Security Deed” shall be to the Security Deed as confirmed and supplemented by the supplemental security deed dated on or around the date hereof (the “Supplemental Security Deed”). The Supplemental Security Deed shall constitute a “Document” for the purposes of the Confirmation.

1. Amendments. The Confirmation is hereby amended as of the Amendment Effective Date (as defined below) by:

a.	amending the text opposite the caption “Components” under the heading “General Terms” in Section 2 of the Confirmation by replacing the number “75” therein with the number “120”;

b.	replacing “USD 42.3900” opposite the caption “Put Strike Price” under the heading “General Terms” in Section 2 of the Confirmation with the words “With respect to each Component, as set forth in Annex A to this Confirmation”;

c.	replacing “USD 61.2300” opposite the caption “Call Strike Price” under the heading “General Terms” in Section 2 of the Confirmation with the words “With respect to each Component, as set forth in Annex A to this Confirmation”;

d.	replacing “November 15, 2017” opposite the caption “Final Disruption Date” under the heading “Valuation” in Section 2 of the Confirmation with the words “With respect to each Component, as set forth in Annex A to this Confirmation”;

e.	amending and restating Annex A of the Confirmation in its entirety as set forth in Annex A hereto;

f.	amending clause (b) of the text opposite the heading “Collateral” in Section 2 of the Confirmation by adding the phrase “, as amended, modified or supplemented” immediately following the word “deed” in the fifth line thereof; and

g.	replacing “Orangefield Services (UK) Limited” opposite the caption “Party B appoints as its Process Agent” under Section 5(h) of the Confirmation with the words “Vistra (UK) Limited” and deleting the words “Attention: W.A. Smit” opposite the same caption.

2. Amendment Payment. Counterparty shall pay (or cause to be paid) to Dealer an amount equal to USD 25,036,942 on or prior to November 29, 2016 (or, if later, the Amendment Effective Date (determined without taking into account the requirement to make such payment for this purpose)).

3. Collateral. Counterparty hereby confirms and agrees that none of the rights and remedies of Dealer under the Security Deed shall be prejudiced, avoided or otherwise adversely affected by this Amendment and Dealer may rely and continue to rely on the Security Deed and the Supplemental Security Deed as if references therein to the “Confirmation” and to the “Agreement” are to such instrument as amended, varied, extended and supplemented from time to time.

4. Representations, Warranties and Covenants.

a.	Each of Dealer and Counterparty hereby repeat and remake each representation, warranty and covenant set forth in the provisions opposite the caption “Collateral” of the Confirmation, in Section 4 of the Confirmation and in the Agreement made on the Trade Date to each other as if this Amendment were the Confirmation and the Transaction and as if the date hereof were the Trade Date and references to the Security Deed were to the Security Deed and the Supplemental Security Deed.

b.	Counterparty represents and warrants to, and agrees with, Dealer that Counterparty shall file or cause to be filed, on the date hereof and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to a number of Shares equal to the Aggregate Hedge Shares (as defined below) (in addition to any other Shares that such Form 144 may relate to), in the form and substance as previously provided to Dealer. Counterparty shall provide Dealer a reasonable opportunity to review and comment on any other public disclosure related to this Amendment and the transactions contemplated hereby, including, without limitation, any report or schedule filed or amended under the Exchange Act.

c.	Counterparty represents and warrants to, and agrees with, Dealer that from the date three months prior to the date hereof, neither Counterparty nor any affiliate of Counterparty nor any person who would be considered to be the same “person” as Counterparty or “act[ing] in concert” with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act (“Rule 144”)) has sold or hedged (through swaps, options, short sales or otherwise) any long position in, any Shares, except for Counterparty’s sale of 994,548 Shares to Deutsche Bank Securities Inc. on August 23, 2016. Counterparty has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of the Aggregate Hedge Shares. Except as provided herein, the similar agreements entered into as of the date hereof and the sale by Avia Holding Limited of 4,000,000 Shares to the Block Placement Banks (the “Avia Sale”), Counterparty has not made or arranged for, and will not make or arrange for, any payment to any person in connection with any sales of the Aggregate Hedge Shares that may be effected by or on behalf of Dealer. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in paragraph (c)(1) of Rule 144. For the purposes of this paragraph, Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares.

d.	Each of Dealer and Counterparty represents and warrants to, and agrees with, the other that the Aggregate Hedge Shares are intended to be sold in transactions conforming to the manner-of-sale conditions described in Rule 144(f) and (g).

e.	Dealer agrees with Counterparty that an affiliate of Dealer that is registered as a broker and a dealer with the Securities and Exchange Commission and is a “market maker” or a “block positioner,” as such terms are used in Rule 144, shall sell a portion of the Aggregate Hedge Shares.

f.	Counterparty agrees that, without the prior written consent of Dealer, it and its Affiliates will not, during the period ending 30 days after the date hereof, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) this Amendment, (b) the similar agreements entered into as of the date hereof or (c) the Avia Sale.

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5. Conditions to Effectiveness. This Amendment shall be effective on the date (the “Amendment Effective Date”) the following conditions have been satisfied or waived:

a.	Each of Dealer and Counterparty shall have performed all of the obligations required to be performed by it hereunder on or prior to the date required hereby;

b.	Counterparty shall have agreed to sell, and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Block Placement Banks”) shall have agreed to buy, an aggregate of 1,049,699 Shares (the “Aggregate Hedge Shares”) at a price of USD 43.76 per share (the “Block Price”) under Rule 144, pursuant to such terms and conditions as may be agreed between Counterparty and the Block Placement Banks;

c.	Dealer shall have sold an aggregate of 462,576 Shares to one or more other financial institutions at the Block Price per share, as an adjustment to its Hedge Position in respect of the Transaction;

d.	all documents and instruments, required by law or reasonably requested by Dealer to be filed, registered or recorded to create and/or re-confirm any additional security interests intended to be created by the Security Deed and perfect or record such security interests shall have been filed, registered or recorded or delivered to Dealer for filing, registration or recording;

e.	the Supplemental Security Deed shall have been duly executed and delivered and perfection steps over the Collateral Shares required in the relevant jurisdiction shall have been completed;

f.	all of the representations and warranties of Counterparty hereunder shall be true and correct;

g.	Counterparty shall have provided to Dealer (i) a legal opinion of Clifford Chance LLP, as Dutch counsel to Counterparty, (ii) a legal opinion of Latham & Watkins LLP, as English counsel to Counterparty and (iii) a legal opinion of Latham & Watkins LLP, as U.S. counsel to Counterparty, in each case addressed to Dealer and in the form agreed to between Counterparty and Dealer; and

h.	Dealer and the Block Placement Banks shall have settled the sale of the portion of the Aggregate Hedge Shares corresponding to the Confirmation, as amended by this Amendment, if any.

If the Amendment Effective Date shall not have occurred by November 29, 2016 (or such later date as agreed upon by the parties hereto), this Amendment shall automatically terminate and cease to be of further effect and the parties shall have no obligations in connection with this Amendment, other than (x) in respect of breaches of representations or covenants on or prior to such date and (y) pursuant to Section 6 below. Each of Dealer and Counterparty agree to use commercially reasonable efforts to cause the Amendment Effective Date to occur on or prior to November 29, 2016.

6. Hedging Costs. If (i) the Amendment Effective Date does not occur by November 29, 2016 (or such later date as agreed upon by the parties hereto), (ii) Dealer has not breached the Confirmation, as amended by this Amendment and (iii) this Amendment is terminated as set forth in Section 5 above, Counterparty shall, upon the written request of Dealer, promptly reimburse Dealer for any costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities or otherwise in connection with this Amendment on and after the date hereof.

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7. Continuing Effect. This Amendment amends solely the terms and provisions of the Transaction and the Confirmation set forth herein and nothing in this Amendment is intended or shall be construed as amending or waiving any other terms or provisions of the Transaction, the Confirmation or any other rights of Dealer or Counterparty under the Transaction or the Confirmation. Dealer and Counterparty acknowledge that each of the Transaction and the Confirmation (each as amended by this Amendment) are in full force and effect and are hereby confirmed and ratified in all respects. References in the Confirmation to the “Confirmation” or the “Transaction”, as applicable, shall refer to the Confirmation or the Transaction, as applicable, as amended by this Amendment. Counterparty hereby confirms and agrees that none of the rights and remedies of Dealer under the Confirmation shall be prejudiced, avoided or otherwise adversely affected by this Amendment and Dealer may rely and continue to rely on the Confirmation as if references therein to the “Confirmation” are to such instrument as amended, varied, extended and supplemented by this Amendment.

8. Severability; Illegality. Notwithstanding anything to the contrary in the Agreement, if compliance by either party with any provision of this Amendment would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Amendment shall not be invalidated, but shall remain in full force and effect.

9. Governing Law; Submission to Jurisdiction. This Amendment and all matters and all non-contractual obligations arising out of or in connection with this Amendment shall be governed by, and construed and enforced in accordance with, English Law. This Amendment is also subject to, and incorporates, the jurisdiction provisions contained in Section 13(b) of the Agreement as though, for such purpose, references in such Section 13(b) (as amended pursuant to the following proviso) to the “Agreement” were deemed to refer to this Amendment; provided that in the first line of Section 13(b) the following shall be inserted after the word “Agreement”: “including, without limitation, disputes relating to any non-contractual obligations arising out of or in connection with this Amendment”.

10. Contracts (Rights of Third Parties) Act 1999. A person who is not a party to this Amendment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Amendment but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

11. Market Abuse Regulation Representations.

a.	In connection with this Amendment, Counterparty on behalf of itself and each Relevant Person (as defined below) hereby represents and warrants to Dealer, on the date of this Amendment and on each following day up to and including the date on which all amounts and liabilities under the Transaction have been discharged, that:

i.	for the purposes of the EU Market Abuse Regulations or comparable legislation of any other applicable jurisdiction (including but not limited to the jurisdictions in which Dealer and the issuer of the Shares are incorporated) (each, a “Relevant Jurisdiction”)), neither Counterparty nor any of its or its affiliate’s respective directors, employees or agents (each a “Relevant Person”) has made, or in any way influenced, the decision to enter into this Amendment on the basis of any inside information, price-sensitive information or other material non-public information (for the purposes of this letter, each however defined under all applicable laws and regulations in each Relevant Jurisdiction) and neither Counterparty nor any of the Relevant Persons will at any time during the term of the Transaction disclose any inside information, material non-public information or price-sensitive information to Dealer;

ii.	Counterparty further warrants that, by entering into this Amendment, Dealer will not be caused to be in possession of any price-sensitive information;

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iii.	Counterparty shall not seek to terminate, amend or otherwise modify the terms of the Transaction or exercise any right or take any action under the terms of the Transaction if it or any of the Relevant Persons is in possession of any price-sensitive or other material non-public information (each however defined under all applicable laws and regulations in each Relevant Jurisdiction) regarding any of the Shares;

iv.	neither Counterparty, nor any of the Relevant Persons has engaged in any behaviour or action which is designed to cause or result in, has caused or resulting in, or might reasonably be expected to cause or result in, stabilisation or manipulation of the price of, or creating any false impression as to the demand or supply of, the Shares (or any other securities issued by the issuer thereof);

v.	Counterparty and the Relevant Persons have not made, and will not make, any disclosure of false, incomplete, or misleading information which has caused, or might reasonably be expected to cause, a change in the normal functioning of the securities market, the stabilisation or manipulation of the price of, or creating any false impression as to the demand or supply of, the Shares (or any other securities issued by the issuer thereof); and

vi.	Counterparty confirms that the transactions contemplated hereby are within its corporate powers, and that they constitute a genuine and legitimate business and commercial purpose. Counterparty further confirms that it is not entering into this Amendment for any illegal, improper or unethical purpose.

b.	Counterparty hereby further undertakes to comply with all relevant laws and regulations with respect to the Transaction, including without limitation any disclosure rules in the Relevant Jurisdictions.

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This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours,

CITIBANK N.A., LONDON BRANCH

By:	/s/ Alessandro Amicucci
Name: Alessandro Amicucci
Title: Managing Director

[Signature page of Amendment]

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the date set forth above.

WAHA AC COÖPERATIEF U.A.

By:	/s/ Fahad Al Qassim
Name: Fahad Al Qassim
Title: Proxy Holder

[Signature page of Amendment]

ANNEX A

For each Component, the Number of Options and the Scheduled Valuation Date is set forth below:

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
1	15,000	USD 39.3840	USD 61.2640	2/19/2019	4/1/2019
2	15,000	USD 39.3840	USD 61.2640	2/20/2019	4/1/2019
3	15,000	USD 39.3840	USD 61.2640	2/21/2019	4/1/2019
4	15,000	USD 39.3840	USD 61.2640	2/22/2019	4/1/2019
5	15,000	USD 39.3840	USD 61.2640	2/25/2019	4/1/2019
6	15,000	USD 39.3840	USD 61.2640	2/26/2019	4/1/2019
7	15,000	USD 39.3840	USD 61.2640	2/27/2019	4/1/2019
8	15,000	USD 39.3840	USD 61.2640	2/28/2019	4/1/2019
9	15,000	USD 39.3840	USD 61.2640	3/1/2019	4/1/2019
10	15,000	USD 39.3840	USD 61.2640	3/4/2019	4/1/2019
11	15,000	USD 39.3840	USD 61.2640	3/5/2019	4/1/2019
12	15,000	USD 39.3840	USD 61.2640	3/6/2019	4/1/2019
13	15,000	USD 39.3840	USD 61.2640	3/7/2019	4/1/2019
14	15,000	USD 39.3840	USD 61.2640	3/8/2019	4/1/2019
15	15,000	USD 39.3840	USD 61.2640	3/11/2019	4/1/2019
16	15,000	USD 39.3840	USD 61.2640	3/12/2019	4/1/2019
17	15,000	USD 39.3840	USD 61.2640	3/13/2019	4/1/2019
18	15,000	USD 39.3840	USD 61.2640	3/14/2019	4/1/2019
19	15,000	USD 39.3840	USD 61.2640	3/15/2019	4/1/2019
20	15,000	USD 39.3840	USD 61.2640	3/18/2019	4/1/2019
21	45,000	USD 39.3840	USD 63.4520	5/15/2019	6/26/2019
22	45,000	USD 39.3840	USD 63.4520	5/16/2019	6/26/2019
23	45,000	USD 39.3840	USD 63.4520	5/17/2019	6/26/2019
24	45,000	USD 39.3840	USD 63.4520	5/20/2019	6/26/2019
25	45,000	USD 39.3840	USD 63.4520	5/21/2019	6/26/2019
26	45,000	USD 39.3840	USD 63.4520	5/22/2019	6/26/2019
27	45,000	USD 39.3840	USD 63.4520	5/23/2019	6/26/2019
28	45,000	USD 39.3840	USD 63.4520	5/24/2019	6/26/2019
29	45,000	USD 39.3840	USD 63.4520	5/28/2019	6/26/2019
30	45,000	USD 39.3840	USD 63.4520	5/29/2019	6/26/2019
31	45,000	USD 39.3840	USD 63.4520	5/30/2019	6/26/2019
32	45,000	USD 39.3840	USD 63.4520	5/31/2019	6/26/2019
33	45,000	USD 39.3840	USD 63.4520	6/3/2019	6/26/2019
34	45,000	USD 39.3840	USD 63.4520	6/4/2019	6/26/2019

Annex A – 1

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
35	45,000	USD 39.3840	USD 63.4520	6/5/2019	6/26/2019
36	45,000	USD 39.3840	USD 63.4520	6/6/2019	6/26/2019
37	45,000	USD 39.3840	USD 63.4520	6/7/2019	6/26/2019
38	45,000	USD 39.3840	USD 63.4520	6/10/2019	6/26/2019
39	45,000	USD 39.3840	USD 63.4520	6/11/2019	6/26/2019
40	45,000	USD 39.3840	USD 63.4520	6/12/2019	6/26/2019
41	45,000	USD 39.3840	USD 65.6400	8/19/2019	9/30/2019
42	45,000	USD 39.3840	USD 65.6400	8/20/2019	9/30/2019
43	45,000	USD 39.3840	USD 65.6400	8/21/2019	9/30/2019
44	45,000	USD 39.3840	USD 65.6400	8/22/2019	9/30/2019
45	45,000	USD 39.3840	USD 65.6400	8/23/2019	9/30/2019
46	45,000	USD 39.3840	USD 65.6400	8/26/2019	9/30/2019
47	45,000	USD 39.3840	USD 65.6400	8/27/2019	9/30/2019
48	45,000	USD 39.3840	USD 65.6400	8/28/2019	9/30/2019
49	45,000	USD 39.3840	USD 65.6400	8/29/2019	9/30/2019
50	45,000	USD 39.3840	USD 65.6400	8/30/2019	9/30/2019
51	45,000	USD 39.3840	USD 65.6400	9/3/2019	9/30/2019
52	45,000	USD 39.3840	USD 65.6400	9/4/2019	9/30/2019
53	45,000	USD 39.3840	USD 65.6400	9/5/2019	9/30/2019
54	45,000	USD 39.3840	USD 65.6400	9/6/2019	9/30/2019
55	45,000	USD 39.3840	USD 65.6400	9/9/2019	9/30/2019
56	45,000	USD 39.3840	USD 65.6400	9/10/2019	9/30/2019
57	45,000	USD 39.3840	USD 65.6400	9/11/2019	9/30/2019
58	45,000	USD 39.3840	USD 65.6400	9/12/2019	9/30/2019
59	45,000	USD 39.3840	USD 65.6400	9/13/2019	9/30/2019
60	45,000	USD 39.3840	USD 65.6400	9/16/2019	9/30/2019
61	45,000	USD 39.3840	USD 67.8280	11/18/2019	12/31/2019
62	45,000	USD 39.3840	USD 67.8280	11/19/2019	12/31/2019
63	45,000	USD 39.3840	USD 67.8280	11/20/2019	12/31/2019
64	45,000	USD 39.3840	USD 67.8280	11/21/2019	12/31/2019
65	45,000	USD 39.3840	USD 67.8280	11/22/2019	12/31/2019
66	45,000	USD 39.3840	USD 67.8280	11/25/2019	12/31/2019
67	45,000	USD 39.3840	USD 67.8280	11/26/2019	12/31/2019
68	45,000	USD 39.3840	USD 67.8280	11/27/2019	12/31/2019
69	45,000	USD 39.3840	USD 67.8280	11/29/2019	12/31/2019
70	45,000	USD 39.3840	USD 67.8280	12/2/2019	12/31/2019
71	45,000	USD 39.3840	USD 67.8280	12/3/2019	12/31/2019
72	45,000	USD 39.3840	USD 67.8280	12/4/2019	12/31/2019

Annex A – 2

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
73	45,000	USD 39.3840	USD 67.8280	12/5/2019	12/31/2019
74	45,000	USD 39.3840	USD 67.8280	12/6/2019	12/31/2019
75	45,000	USD 39.3840	USD 67.8280	12/9/2019	12/31/2019
76	45,000	USD 39.3840	USD 67.8280	12/10/2019	12/31/2019
77	45,000	USD 39.3840	USD 67.8280	12/11/2019	12/31/2019
78	45,000	USD 39.3840	USD 67.8280	12/12/2019	12/31/2019
79	45,000	USD 39.3840	USD 67.8280	12/13/2019	12/31/2019
80	45,000	USD 39.3840	USD 67.8280	12/16/2019	12/31/2019
81	45,000	USD 39.3840	USD 67.8280	2/18/2020	3/30/2020
82	45,000	USD 39.3840	USD 67.8280	2/19/2020	3/30/2020
83	45,000	USD 39.3840	USD 67.8280	2/20/2020	3/30/2020
84	45,000	USD 39.3840	USD 67.8280	2/21/2020	3/30/2020
85	45,000	USD 39.3840	USD 67.8280	2/24/2020	3/30/2020
86	45,000	USD 39.3840	USD 67.8280	2/25/2020	3/30/2020
87	45,000	USD 39.3840	USD 67.8280	2/26/2020	3/30/2020
88	45,000	USD 39.3840	USD 67.8280	2/27/2020	3/30/2020
89	45,000	USD 39.3840	USD 67.8280	2/28/2020	3/30/2020
90	45,000	USD 39.3840	USD 67.8280	3/2/2020	3/30/2020
91	45,000	USD 39.3840	USD 67.8280	3/3/2020	3/30/2020
92	45,000	USD 39.3840	USD 67.8280	3/4/2020	3/30/2020
93	45,000	USD 39.3840	USD 67.8280	3/5/2020	3/30/2020
94	45,000	USD 39.3840	USD 67.8280	3/6/2020	3/30/2020
95	45,000	USD 39.3840	USD 67.8280	3/9/2020	3/30/2020
96	45,000	USD 39.3840	USD 67.8280	3/10/2020	3/30/2020
97	45,000	USD 39.3840	USD 67.8280	3/11/2020	3/30/2020
98	45,000	USD 39.3840	USD 67.8280	3/12/2020	3/30/2020
99	45,000	USD 39.3840	USD 67.8280	3/13/2020	3/30/2020
100	45,000	USD 39.3840	USD 67.8280	3/16/2020	3/30/2020
101	28,850	USD 39.3840	USD 70.0160	5/18/2020	6/29/2020
102	28,850	USD 39.3840	USD 70.0160	5/19/2020	6/29/2020
103	28,850	USD 39.3840	USD 70.0160	5/20/2020	6/29/2020
104	28,850	USD 39.3840	USD 70.0160	5/21/2020	6/29/2020
105	28,850	USD 39.3840	USD 70.0160	5/22/2020	6/29/2020
106	28,850	USD 39.3840	USD 70.0160	5/26/2020	6/29/2020
107	28,850	USD 39.3840	USD 70.0160	5/27/2020	6/29/2020
108	28,850	USD 39.3840	USD 70.0160	5/28/2020	6/29/2020
109	28,850	USD 39.3840	USD 70.0160	5/29/2020	6/29/2020
110	28,850	USD 39.3840	USD 70.0160	6/1/2020	6/29/2020

Annex A – 3

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
111	28,850	USD 39.3840	USD 70.0160	6/2/2020	6/29/2020
112	28,850	USD 39.3840	USD 70.0160	6/3/2020	6/29/2020
113	28,850	USD 39.3840	USD 70.0160	6/4/2020	6/29/2020
114	28,850	USD 39.3840	USD 70.0160	6/5/2020	6/29/2020
115	28,850	USD 39.3840	USD 70.0160	6/8/2020	6/29/2020
116	28,850	USD 39.3840	USD 70.0160	6/9/2020	6/29/2020
117	28,850	USD 39.3840	USD 70.0160	6/10/2020	6/29/2020
118	28,850	USD 39.3840	USD 70.0160	6/11/2020	6/29/2020
119	28,850	USD 39.3840	USD 70.0160	6/12/2020	6/29/2020
120	28,842	USD 39.3840	USD 70.0160	6/15/2020	6/29/2020

Annex A – 4